Exhibit 3.6
CERTIFICATE OF FORMATION
OF
MPT OF BLOOMINGTON HOSPITAL, LLC
TO THE DELAWARE SECRETARY OF STATE:
The Certificate of Formation of MPT of Bloomington Hospital, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act as the same is set forth in the Delaware Code § 18-101 et seq.
1. The name of the Company is:
MPT of Bloomington Hospital, LLC
2. The address of the registered office of the Company in Delaware is 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901. The Company’s registered agent at that address is National Registered Agents, Inc.
IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation, which shall become effective upon filing with the Office of the Delaware Secretary of State, to be duly executed as of the 1st day of April, 2005.

/s/ Lynn Reynolds
Lynn Reynolds
Authorized Person

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
MPT OF BLOOMINGTON HOSPITAL, LLC
TO THE DELAWARE SECRETARY OF STATE:
Pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act, MPT of Bloomington Hospital, LLC (the “Company”) hereby adopts the following Certificate of Amendment to its Certificate of Formation:
1.	The name of the Company is:
MPT of Bloomington Hospital, LLC
2.	The amendment so adopted is:

FIRST: Article 1 of the Certificate of Formation of the Company is hereby amended by deleting said Article 1 in its entirety and substituting in lieu thereof the following:
1.	The name of the Company is:
MPT of Bloomington, LLC
SECOND: Except as hereinabove amended, the Certificate of Formation of the Company is continued in full force and effect.
IN WITNESS WHEREOF, the undersigned authorized member of the Company has executed this Certificate of Amendment to Certificate of Formation for and on behalf of the Company this 11th day of July, 2005.

MPT OF BLOOMINGTON HOSPITAL, LLC By: MPT Operating Partnership, L.P. Its: Sole Member
By:	/s/ Michael G. Stewart
Michael G. Stewart
Executive Vice President